UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
July 21, 2003

SOUNDVIEW TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-26225	13-3900397
(State or Other jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification Number)

1700 East Putnam Avenue, Old Greenwich, CT 06870
(Address of Principal Executive Offices) (Zip Code)

(203) 321-7000
(Registrant’s Telephone Number, Including Area Code)

Item 7.  Financial Statements and Exhibits

(c)  Exhibits

99.1                 Press release issued by SoundView Technology Group, Inc. on July 21, 2003

Item 9.  Information Provided Under Item 12 (Results of Operations and Financial Condition)

The following information is furnished pursuant to “Item 12. Results of Operations and Financial Condition.”

On July 21, 2003, the Company issued a press release announcing its results for the second quarter ended June 30, 2003.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with the procedural guidance in SEC Release No. 33-8216, the information in this Current Report on Form 8-K and the Exhibit attached to this Current Report on Form 8-K are being furnished under Item 9 of Form 8-K in satisfaction of the requirements of “Item 12. Disclosure of Results of Operations and Financial Condition.”  The information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

The press release includes the following non-GAAP financial measures relating to the Company’s performance in the second quarter of 2003:  (a) cash net income (including per share amounts), (b) cash net income from core operations (including per share amounts) and (c) book value and tangible book value (including per share amounts).

A “non-GAAP financial measure” is a numerical measure of financial performance that includes or excludes amounts, or is subject to adjustments that have the effect of including or excluding amounts that are included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP, or for which there is no specific GAAP guidance.

The Company defines “cash net income (loss)” as GAAP net income (loss) adjusted by adding back the following non cash charges: stock-based compensation expense, depreciation and amortization, amortization of intangible assets, non-cash severance charges, and non-cash income tax expense, as well as non cash charges related to the discontinuance of European operations, goodwill impairment and the consolidation of office space.  The Company considers cash net income (loss) an important measure of its financial performance, as management believes it provides investors with information on the Company’s ongoing operations and its ability to control cash costs in periods of uncertain revenues.  This non-GAAP measure is provided in addition to, but not as a substitute for net income, cash flow from operations or other measures of financial performance prepared in accordance with GAAP.

The Company defines “cash net income (loss) from core operations” as GAAP net income (loss) adjusted by: (1) adding back non cash charges: stock-based compensation expense, depreciation and amortization, amortization of intangible assets, non-cash severance charges non-cash income taxes and non cash charges related to the discontinuance of European operations, goodwill impairment and the consolidation of office space; (2) adding back the following cash items: loss on investments, cash severance charges and cash charges related to the consolidation of office space and the discontinuance of European operations; and (3) deducting the following cash items:  interest received on a note repayment, cash income tax benefit and cash gains on strategic investments.  The Company believes that cash net income (loss) from core operations provides investors with a useful picture of its on-going business on a period to period basis.

The Company calculates book value as the sum of stockholders’ equity, proceeds from the assumed repayment of a note receivable for the sale of common stock and proceeds from the assumed exercise of vested in-the-money options and warrants.  Tangible book value is the result of book value as previously defined after the exclusion of intangible assets.  To calculate book value and tangible book value per share, the Company divides book value and tangible book value, as defined, by the total of common stock outstanding and vested in-the-money options and warrants.  The Company considers book value and tangible book value per share, as adjusted, to provide a meaningful measurement of the Company’s financial condition and believes these measurements provide investors with an additional metric to comparatively assess the fair market value of the Company’s stock, especially in a period in which the Company has a net loss.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SoundView Technology Group, Inc.
Dated: July 24, 2003

By:	/s/ Gerard P. Maus
Gerard P. Maus
Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by SoundView Technology Group, Inc. on July 21, 2003